UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2017

VerifyMe, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31927	23-3023677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
409 Boot Road Downington, PA		19335
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (212) 994-7002

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 30, 2017, VerifyMe, Inc. (the “Company”) entered into Securities Exchange Agreements (the “Agreements”) with the holders of approximately 87% of the outstanding shares of the Company’s 0% Series C Convertible Preferred Stock (the “Series C”) and the holders of 100% of the outstanding shares of the Company’s 0% Series D Convertible Preferred Stock (the “Series D”) and certain warrants to purchase the Company’s common stock held by the Series C and Series D holders. The effectiveness of the Agreements is contingent upon the Company raising at least $500,000 in a debt or equity financing transaction. Pursuant to the Agreements, the holders will exchange each share of Series C or Series D, as applicable, for 2.857 shares of common stock and will exchange each warrant for two shares of common stock. When effective, the Agreements will also eliminate a covenant in Securities Purchase Agreements with the Series C and Series D investors which adversely affects the Company’s ability to issue securities and incur debt.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit

10.1	Form of Securities Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VerifyMe, Inc.

Date: May 31, 2017	By:	/s/ Norman Gardner
	Name:	Norman Gardner
	Title:	Chief Executive Officer